UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 22, 2013

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)
7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS

On March 22, 2013, Unifi, Inc. (the “Registrant”) entered into a Stock Purchase Agreement with Dillon Yarn Corporation (“Dillon”). Pursuant to the Stock Purchase Agreement, the Registrant agreed to purchase 500,000 shares of the Registrant’s common stock, par value $0.10 per share (the “Common Stock”) from Dillon for an aggregate purchase price of $8,500,000. The Registrant and Dillon negotiated the purchase price of $17.00 per share based on approximately a 10% discount to the closing price of the Common Stock on March 20, 2013.

Mitchel Weinberger, a member of the Registrant’s board of directors, is Dillon’s president and chief operating officer. The Registrant’s board of directors approved this transaction in accordance with its related person transactions approval policy. Mr. Weinberger was not involved in any decisions by the Registrant’s board of directors, or any committee thereof, with respect to the stock purchase transaction set forth herein. Following the transaction, Mr. Weinberger will continue to beneficially own 1,180,283 shares of Common Stock, or 6.0% of the total outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ CHARLES F. MCCOY
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: March 22, 2013